As filed with the Securities and Exchange Commission on July 23, 2009 Registration No. ___________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               BCSB BANCORP, INC.
                               ------------------
             (exact name of registrant as specified in its charter)

          MARYLAND                                    26-1424764
-------------------------------           ---------------------------------
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

4111 E. JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND           21236
--------------------------------------------------           -----
(Address of Principal Executive Offices)                    Zip Code

                               BCSB BANCORP, INC.
                           2009 EQUITY INCENTIVE PLAN
                           --------------------------

                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                 ----------------------------------------------
                            (Full Title of the Plan)

                                                  COPIES TO:
JOSEPH J. BOUFFARD                                JOEL E. RAPPOPORT
PRESIDENT AND CHIEF EXECUTIVE OFFICER             KILPATRICK STOCKTON LLP
BCSB BANCORP, INC.                                607 14TH STREET, NW, SUITE 900
4111 EAST JOPPA ROAD, SUITE 300                   WASHINGTON, D.C.  20005
BALTIMORE, MD 21236                               (202) 508-5800
(Name and address of agent for service)

(410) 256-5000
Telephone number, including area code,
of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

        Large accelerated filer [ ]     Accelerated filer [ ]
        Non-accelerated filer   [ ]     Smaller reporting company |X|
                 (Do not check if a smaller reporting company)

                                        CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                       Amount          Proposed maximum       Proposed maximum         Amount of
   Title of securities to be           to be          offering price per     aggregate offering      registration
           registered              registered(1)             share                price(4)                fee
----------------------------------------------------------------------------------------------------------------------
          Common Stock
         $.01 par Value             268,437 (2)              $8.30               $2,228,028              $125

          Common Stock
         $.01 par Value              89,488 (3)              $8.30               $  742,751              $41
======================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the BCSB Bancorp, Inc. 2009 Equity Incentive Plan (the "Equity Plan") and the Baltimore County Savings Bank, F.S.B. Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of BCSB Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents 268,437 shares which may be issued: (i) upon the exercise of options to purchase shares of the Common Stock, or (ii) the distribution of shares of Common Stock upon the vesting of stock awards under the Equity Plan.
(3) Represents 89,488 shares that may be distributed under the Deferred Compensation Plan.
(4) Estimated solely for the purpose of calculating the registration fee. Represents the closing price for the common stock as reported on July 20, 2009 in accordance with 17 CFR Section 230.457(c) and 230.457(h).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 (PLAN INFORMATION) AND 2 (REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION). The documents containing the information for the BCSB Bancorp, Inc. 2009 Equity Incentive Plan (the "Equity Plan") and the Baltimore County Savings Bank, F.S.B. Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan")(collectively, the "Plans") specified by Part I of this Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by BCSB Bancorp, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the SEC on December 29, 2008, and subsequently amended on April 2, 2009 (File No. 000-53163).

         (b) The Registrant's Quarterly Report on Form 10-Q (File No. 000-53163) for the quarterly period ended December 31, 2008 and filed with the SEC on February 6, 2009 and subsequently amended on February 13, 2009, and February 24, 2009.

         (c) The Registrant's Quarterly Report on term 10-Q (File No. 000-53163) for the quarterly period ended March 31, 2009, filed with the SEC on May 14, 2009.

         (d) The description of the Registrant's common stock contained in Registrant's Form 8-K12G3 as filed with the SEC on April 10, 2008 (File No. 000-53163).

         (e) Current Reports on Form 8-K filed with the SEC on May 27, 2009 and March 25, 2009 (excluding those portions of the reports filed under items 2.02, 7.01 and 9.01 of Form 8-K or 8-K/A).

         (f) All documents filed by the Registrant and the Plans, where applicable, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K or 8-K/A).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, as the Registrant's Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors, officers and employees of BCSB Bancorp, Inc. may be entitled to benefit from the indemnification provisions contained in the Maryland General Corporation Law (the "MGCL") and the Registrant's Articles of Incorporation. The general effect of these provisions is summarized below.

         Article EIGHTH, Section K of the Registrant's Articles of Incorporation provides:

                  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         In addition, Article TENTH of the Registrant's Articles of Incorporation provides:

                  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advances of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         In accordance with Section 2-418 of the MGCL, directors, officers and employees of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit, in money, property or services; or, (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Additionally, a director may not be indemnified with respect to any proceeding by or in the right of the Company in which the director shall have been adjudged to be liable to the Company. Directors and officers may be provided for judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees, actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5.0   Opinion of Kilpatrick Stockton LLP as to the legality of the
               Common Stock to be issued
         10.0  BCSB Bancorp, Inc. 2009 Equity Incentive Plan (1)
         10.1  Form of Equity Award Agreements
         10.2  Baltimore County Savings Bank, F.S.B. Amended and Restated
               Deferred Compensation Plan (2)
         23.1  Consent of Kilpatrick Stockton LLP (contained in the Opinion included in Exhibit 5.0)
         23.2  Consent of Stegman & Company
         24    Power of Attorney (contained on the signature pages)

         --------------
         (1) Incorporated by reference to the Registrant's Form DEF14A filed with the SEC on April 10, 2009.
         (2) Incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-K for the fiscal year ended September 30, 2008 filed with the SEC on December 29, 2008.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser;

         (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, BCSB Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on July 23, 2009.


                             BCSB BANCORP, INC.



                             By: /s/ Joseph J. Bouffard
                                 -----------------------------------------
                                 Joseph J. Bouffard
                                 President, Chief Executive Officer and Director (Principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Bouffard) constitutes and appoints Joseph J. Bouffard, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                       Title                            Date
       ----                                       -----                            ----
/s/ Henry V. Kahl                           Chairman of the Board               July 23, 2009
------------------------------------
Henry V. Kahl



/s/ Joseph J. Bouffard                      President, Chief Executive Officer  July 23, 2009
------------------------------------        and Director
Joseph J. Bouffard                          (Principal executive officer)



/s/ Anthony R. Cole                         Executive Vice President and        July 23, 2009
------------------------------------        Chief Financial Officer
Anthony R. Cole                             (Principal financial and
                                            accounting officer)


/s/ H. Adrian Cox                           Vice Chairman of the Board          July 23, 2009
------------------------------------
H. Adrian Cox



/s/ William J. Kappauf, Jr.                 Director                            July 23, 2009
------------------------------------
William J. Kappauf, Jr.



/s/ William M. Loughran                     Director                            July 23, 2009
------------------------------------
William M. Loughran



/s/ John J. Panzer, Jr.                     Director                            July 23, 2009
------------------------------------
John J. Panzer, Jr.



/s/ Michael J. Klein                        Director                            July 23, 2009
------------------------------------
Michael J. Klein



/s/ Ernest A. Moretti                       Director                            July 23, 2009
------------------------------------
Ernest A. Moretti